THIRD AMENDMENT
                       TO FINANCING AND SECURITY AGREEMENT

     THIS THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Amendment") is made as of this 13th day of March, 1996, by and among CHARTER POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware ("Charter Power"), C&D CHARTER POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware ("C&D Charter"), CACTUS HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Cactus"), INTERNATIONAL POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Arizona ("International"), RATELCO ELECTRONICS, INC., a corporation organized and existing under the laws of the State of Delaware ("Ratelco"), C&D/CHARTER HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Charter Holdings"), and CHARTER POWER OF CALIFORNIA, a corporation organized and existing under the laws of the State of California ("Charter California") (Charter Power, C&D Charter, Cactus, International, Ratelco, Charter Holdings and Charter California are herein collectively referred to as the "Existing Borrowers" and individually as an "Existing Borrower"); POWER CONVERTIBLES CORPORATION, a corporation organized and existing under the laws of the State of Arizona ("PCC"), PCC DE MEXICO S.A. DE C.V. ("PCC Mexico"), POWER CONVERTIBLES IRELAND LIMITED ("PCC Ireland") and LH RESEARCH, INCORPORATED, a corporation organized and existing under the laws of the State of Delaware ("LH Research") (PCC, PCC Mexico, PCC Ireland and LH Research are herein sometimes collectively referred to as the "Additional Borrowers" and individually as an "Additional Borrower") and NATIONSBANK, N.A., a national banking association, in its capacity as a lender ("NationsBank"), NATWEST BANK N.A., a national banking association being formerly known as National Westminster Bank NJ ("NatWest"), CORESTATES BANK, N.A., a national banking association ("CoreStates") (NationsBank, CoreStates, and NatWest are herein collectively referred to as the "Lenders" and individually, as a "Lender"); and NATIONSBANK, N.A., a national banking association (the "Agent"); Witnesseth:

                                    RECITALS

     A. The Lenders, the Existing Borrowers and the Agent are parties to that certain Financing and Security Agreement dated September 26, 1994 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Under and subject to the provisions of the Credit Agreement, the Lenders agreed to establish jointly and severally in favor of the Existing Borrowers (i) a revolving credit facility in an increased maximum principal amount not to exceed SIXTY-FIVE MILLION DOLLARS ($65,000,000) (the "Total

Revolving Credit Committed Amount"), (ii) a term loan facility (collectively, the "Term Loans") in a maximum principal amount not to exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Total Term Loan Committed Amount") and (iii) a letter of credit facility as part of the Revolving Credit Facility (the "Letter of Credit Facility") in a maximum principal amount not to exceed EIGHT MILLION DOLLARS ($8,000,000) (the "Letter of Credit Committed Amount").

     B. International intends to acquire or has acquired all of the issued and outstanding stock of PCC (the "PCC Acquisition") in accordance with the provisions of that certain Purchase Agreement by and between International and Burr-Brown Corporation (as amended, restated, supplemented or otherwise modified, the "PCC Purchase Agreement") and has requested that the Agent and the Lenders consent and agree to the proposed acquisition of PCC by International. PCC Mexico and PCC Ireland are each and will remain wholly-owned subsidiaries of PCC.

     C. In addition, International has formed or intends to form LH Research, as a wholly-owned subsidiary of International, and LH Research has acquired or will acquire all or substantially all of the assets of LH Research, Inc. (the "LH Acquisition") in accordance with the provisions of that certain Asset Purchase Agreement by and between LH Research, Inc. and International (as amended, restated, supplemented or otherwise modified, the "LH Purchase Agreement").

     D. The Existing Borrowers have requested that (i) the Lenders and the Agent consent and agree to the PCC Acquisition and the LH Acquisition and to the formation of LH Research, the Lenders and the Agent have so agreed provided that, among other things, (a) the Existing Borrowers and the New Borrowers execute and deliver this Amendment, (b) the Existing Borrowers and the New Borrowers, as appropriate, furnish to the Agent such information, items, certifications and other documents (including, without limitation, such additional agreements, documents, instruments, financing statements and assignments) as the Agent and/or any of the Lenders may reasonably request in connection with the closing and consummation of the transactions contemplated by this Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Borrowers, the New Borrowers, the Lenders and the Agent hereby agree as follows:

     1. The recitals set forth above are true and accurate in each and every respect and are incorporated herein by reference. All capitalized terms used herein but not specifically defined herein shall have the respective meanings given such terms in the Credit Agreement, unless the context indicates or dictates a contrary meaning.

     2. The Credit Agreement is hereby amended as follows:

          a. Section 1.1 of the Credit Agreement is hereby amended to add the following additional definitions:

                  "LH Research" means LH Research, Incorporated, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

                  "LH Research Acquisition Agreement" means that certain asset purchase agreement by and among International and LH Research, Inc., as the same may from time to time be amended, restated, supplemented or modified, together with any and all exhibits and schedules thereto, amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor.

                  "LH Research Acquisition Agreement Documents" means collectively the LH Research Acquisition Agreement and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by International, LH Research, Inc., or any other Person in connection with the LH Research Acquisition Agreement Transaction, as the same may from time to time be amended, restated, supplemented and modified.

                  "LH  Research  Acquisition  Agreement  Transaction"  means the
asset  purchase   transaction   contemplated  by  the  LH  Research  Acquisition
Agreement.

                  "LH Research Assets" means all assets, equipment, inventory, receivables and other tangible and intangible personal property of LH Research, Inc. acquired by International or LH Research in accordance with the LH Research Acquisition Agreement Transaction and also including any and all licensing rights with respect to intellectual property acquired by International or LH Research from LH Research, Inc., together with any and all proceeds and products thereof.

                  "PCC" means Power Convertibles Corporation, a corporation organized and existing under the laws of the State of Arizona, and its successors and assigns.

                  "PCC - Ireland" means Power Convertibles Ireland Limited, as organized and existing under the laws of the Republic of Ireland, and its successors and assigns.

                  "PCC - Mexico" means PCC De Mexico S.A. De C.V., as organized and existing under the laws of the Republic of Mexico, and its successors and assigns.

                  "PCC Acquisition Agreement" means that certain stock purchase agreement by and among International and Burr-Brown Corporation, as the same may from time to time be amended, restated, supplemented or modified, together with any and all exhibits and schedules thereto, amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor.

                  "PCC Acquisition Agreement Documents" means collectively the PCC Acquisition Agreement and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by International, Burr-Brown Corporation, or any other Person in connection with the PCC Acquisition Agreement Transaction, as the same may from time to time be amended, restated, supplemented and modified.

                  "PCC  Acquisition  Agreement   Transaction"  means  the  asset
purchase transaction contemplated by the PCC Acquisition Agreement.

          b. The definition of "Additional Borrower" on page 2 of the Credit Agreement is hereby amended to include PCC, PCC-Ireland, PCC-Mexico and LH Research; provided that PCC, PCC-Ireland, PCC-Mexico and LH Research each execute and deliver to the Agent an Additional Borrower Joinder Supplement in the form required by the Credit Agreement.

          c. The Agent and the Lenders agree that, subject to the terms, conditions and understandings set forth in this Amendment, the LH Research Acquisition Agreement Transaction and the PCC Acquisition Agreement Transaction shall be deemed Permitted Acquisitions under the Credit Agreement.

          d. Section 4.1.1 on page 75 of the Credit Agreement is hereby amended to add the following:

          PCC-Ireland and PCC-Mexico are each Wholly-Owned Subsidiaries of PCC and PCC has no Subsidiaries other than PCC-Ireland and PCC-Mexico. Neither PCC-Ireland nor PCC-Mexico have any Subsidiaries. LH Research is a Wholly-Owned Subsidiary of International.

         e. As required by the Credit Agreement, the Borrowers have furnished to the Agent and the Lenders financial projections which give effect to the closing and consummation of both the LH Research Acquisition Agreement Transaction and the PCC Acquisition Agreement Transaction in accordance with the provisions of the LH Research Acquisition Agreement and the PCC Acquisition Agreement (the "LH/PCC Financial Projections"). The Agent and the Lenders have reviewed the LH/PCC Financial Projections and found them to be in the form required by the Credit Agreement. Section 4.1.12 on page 78 of the Credit Agreement is hereby amended to add the following:

          The LH/PCC Financial Projections represent the Borrowers' good faith estimate of the future Consolidated financial condition and results of the operations of the Borrowers (including the Additional Borrowers) and are based on assumptions included therein, which the Borrowers believe in good faith to be reasonable. The Agent and the Lenders acknowledge and agree that the representations and warranties with respect to the LH/PCC Financial Projections are made only as of the date such LH/PCC Financial Projections are furnished to the Agent and shall not be deemed made or remade at any time thereafter.

          f. The last sentence in Section 4.1.20 on page 81 of the Credit Agreement is hereby amended to exclude Collateral located in Ireland.

          g. Article 4 of the Credit Agreement is hereby amended to add the following additional representations and warranties:

               4.1.29. LH Research Acquisition Agreement Transaction. The Agent has received true and correct photocopies of the fully executed LH Research Acquisition Agreement and each of the LH Research Acquisition Agreement
Documents. Neither the LH Research Acquisition Agreement nor any of the LH Research Acquisition Agreement Documents have been or will be modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Agent in writing. The LH Research

Acquisition Agreement Transaction has been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the LH Research Acquisition Agreement and all applicable Laws, including, without limitation, any applicable bulk transfer laws. The photocopies of the LH Research Acquisition Agreement and each of the LH Research Acquisition Agreement Documents furnished to the Agent are true and correct photocopies thereof as of the date furnished, and each of such documents is in full force and effect, as appropriate. LH Research has obtained all consents, licenses and approvals to permit it to engage in the business previously operated and conducted by LH Research, Inc. and LH Research, Inc. has duly and properly assigned to LH Research all of its right, title and interest in, and to, any and all Proprietary Rights.

               4.1.30. Transfer of LH Research Assets. The LH Research Assets have been sold and transferred to LH Research free from all claims, Liens, encumbrances, and security interests of any nature whatsoever, except for Liens permitted by the Financing Agreement and those expressly disclosed in the LH Research Acquisition Agreement.

               4.1.31. PCC Acquisition Agreement Transaction. The Agent has received true and correct photocopies of the fully executed PCC Acquisition Agreement and each of the PCC Acquisition Agreement Documents. Neither the PCC Acquisition Agreement nor any of the PCC Acquisition Agreement Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Agent in writing. The PCC Acquisition Agreement Transaction has been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the PCC Acquisition Agreement and all applicable Laws. The photocopies of the PCC
Acquisition Agreement and each of the PCC Acquisition Agreement Documents furnished to the Agent are or will be true and correct photocopies thereof as of the date furnished, and each of such documents is in full force and effect, as appropriate. International has obtained all consents, licenses and approvals to permit it to acquire the stock of PCC.

               4.1.32. Transfer of PCC Stock. The issued and outstanding stock of PCC has been sold and transferred to International free from all claims, Liens, encumbrances, and security interests of any nature whatsoever, except for Liens permitted by the Financing Agreement and those expressly disclosed in the PCC Acquisition Agreement.

               4.1.33 No Environmental Liabilities. The Borrowers represent and warrant to the best of their knowledge, information and belief, after due and diligent inquiry, that there are no primary or contingent liabilities imposed on any of the Borrowers relating to any environmental matter, condition, clean-up or violation of any Environmental Law relating to any or all of the LH Research Assets, any assets or properties of any of the Additional Borrowers and/or any operations or other properties or interests of LH Research, Inc. or any of the Additional Borrowers. None of the Additional Borrowers own any interest in real property.

          h. Section 6.1.23 on page 101 of the Credit Agreement is hereby amended to temporarily increase the amount of Inventory which may be stored with any one or more bailees, warehousemen or similar Persons without the Agent's prior written consent, to Two Million Five Hundred Thousand Dollars ($2,500,000); such increase shall be in effect only during the period commencing on January 1, 1996 and ending on, and including, April 30, 1996.

          i. Subject to the terms, conditions and understandings expressed in this Amendment, Section 6.2.1 on page 104, Section 6.2.2 on page 105, and
Section 6.2.6 on page 110 of the Credit Agreement are hereby amended to permit the closing and consummation of the LH Research Acquisition Agreement Transaction and the PCC Acquisition Agreement Transaction in accordance with the provisions of the LH Research Acquisition Agreement and the PCC Acquisition Agreement, respectively and the formation of LH Research as a Wholly-Owned Subsidiary of International.

          j. Section 6.2.7 on page 111 is hereby amended to permit a one-time only increase in the maximum amount of permitted Capital Expenditures to Seventeen Million Dollars ($17,000,000) for the fiscal year ending January 31, 1997. Any unused portion of this increase above the Eight Million Dollars ($8,000,000) currently permitted for Capital Expenditures for such fiscal year, shall not be added to or constitute a part of the Carry Forward Amount allowed under Section 6.2.7. For all fiscal years ending after January 31, 1997, the Capital Expenditure Ceiling shall remain equal to the amounts currently permitted under Section 6.2.7.

     3. The terms, conditions and provisions of this Amendment shall not be effective until each of the following conditions precedent have been satisfied fully to the extent and in the manner required by the Agent: (i) the Borrowers (including the Additional Borrowers), the Agent and the Lenders execute and deliver this Amendment, (ii) the Borrowers (including the Additional Borrowers) execute and deliver such financing statements in form and for filing as the Agent may require to perfect the liens and security interests of the Agent and the Lenders in the Collateral owned by any of the Additional Borrowers, in form and content acceptable to the Agent,
(iii) the Borrowers (including the Additional Borrowers) execute and deliver such other agreements, assignments and other documents which the Agent may require to create, perfect, and effect the liens and security interests of the Agent and the Lenders in all real and personal property interests of International (including, without limitation, the issued and outstanding stock of PCC and LH Research) and any of the Additional Borrowers, all in form and content acceptable to the Agent, (iv) the Borrowers furnish or cause to be furnished to the Agent all of the items to be provided by the Borrowers as listed in the "List of Closing Documents" prepared by the Agent's counsel and previously furnished to the Borrowers within thirty (30) days of the closing and consummation of the PCC Acquisition Agreement Transaction, (v) as of the date of this Amendment and as of the date of closing of the LH Research Acquisition Agreement Transaction and the PCC Acquisition Agreement Transaction, the conditions precedent set forth in Section 5.2 shall have been fulfilled and satisfied in a manner acceptable to the Agent, and (vi) the Borrowers shall have reimbursed the Agent for all fees and expenses reasonably incurred by the Agent in connection with the transactions contemplated by this Amendment (including, without limitation, recordation costs and expenses and attorneys' fees and expenses).

     4. The Borrowers understand and agree that given the time circumstances the Agent has elected not to require perfection of Liens on certain properties and assets of the Additional Borrowers, including Proprietary Rights, Instruments, Securities (other than the issued and outstanding stock of PCC) or Collateral located in Mexico or Ireland. The Borrowers agree that the Agent reserves the right to require such perfection at any time after the date of this Amendment as the Agent or the Required Lenders may determine in their sole and absolute discretion. All reasonable, out-of-pocket costs and expenses incurred by the Agent and/or any of the Lenders, including, without limitation, attorneys' fees and expenses, with respect to any such perfection shall be payable by the Borrowers within ten (10) days of the Agent's written request therefor, and shall be deemed part of the Obligations.

     5. The terms "this Agreement" as used in the Credit Agreement and the terms "Credit Agreement" as used in any of the

Financing Documents shall mean the Credit Agreement as modified by herein unless the context clearly indicates or dictates a contrary meaning.

     6. The Borrowers will execute such confirmatory instruments with respect to the Credit Agreement and/or any of the Financing Documents as the Agent may reasonably require.

     7. The Borrowers ratify and confirm all of their respective liabilities and obligations under the Credit Agreement and agree that, except as expressly modified in this Amendment, the Credit Agreement continues in full force and effect as if set forth specifically herein. The Borrowers, the Agent and the Lenders agree that this Amendment shall not be construed as an agreement to extinguish the original obligations under the Credit Agreement and shall not constitute a novation as to any of the joint and several obligations of the Borrowers under the Credit Agreement.

     8. This Amendment may not be amended, changed, modified, altered or terminated without in each instance the prior written consent of the Agent, the Lenders and the Borrowers. This Amendment shall be construed in accordance with, and governed by, the laws of the State of Maryland.

     9. The Borrowers agree that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, waive, or otherwise adversely affect the joint and several liability and obligations of the Borrowers under the terms of the Credit Agreement.

     10. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Amendment to be executed under seal as of the date first above written.

ATTEST:                             CHARTER POWER SYSTEMS, INC.

/s/ A. Kambouroglou                 By:/s/ Stephen E. Markert, Jr.(Seal)
Name:                                  Name:
Title: VP and Gen. Mgr                 Title: CFO - V.P.
          Motive Div.

ATTEST:                             C&D CHARTER POWER SYSTEMS, INC.

/s/ Robert Marley                   By:/s/ Stephen E. Markert, Jr.(Seal)
Name:                                  Name:
Title: Treasurer                       Title:C.F.O. - V.P.

ATTEST:                             CACTUS HOLDINGS, INC.

/s/ Robert Marley                   By:/s/ Kerry M. Kane          (Seal)
Name:                                  Name:
Title: Vice President                  Title: Pres.

ATTEST:                             INTERNATIONAL POWER SYSTEMS, INC.

/s/ Robert Marley                   By:/s/ Stephen E. Markert, Jr.(Seal)
Name:                                  Name:
Title: Treasurer                       Title: V.P. Finance

ATTEST:                             RATELCO ELECTRONICS, INC.

/s/ Robert Marley                   By:/s/ Stephen E. Markert, Jr.(Seal)
Name:                                  Name:
Title: Treasurer                       Title: V.P. Finance

ATTEST:                             C&D/CHARTER HOLDINGS, INC.

/s/ Robert Marley                   By:/s/ Kerry M. Kane          (Seal)
Name:                                  Name:
Title:V. President                     Title: President

ATTEST:                             CHARTER POWER OF CALIFORNIA

/s/ Robert Marley                   By:/s/ Stephen E. Markert, Jr.(Seal)
Name:                                  Name:
Title: Treasurer                       Title: V.P. Finance

ATTEST:                             POWER CONVERTIBLES CORPORATION

_________________________           By:/s/ Stephen E. Markert, Jr.(Seal)
Name:                                  Name:
Title:                                 Title: Treasurer

ATTEST:                             PCC DE MEXICO S.A. DE C.V.

_________________________           By:/s/ Michael McDonald      (Seal)
Name:                                  Name: Michael McDonald
Title:                                 Title: Director


ATTEST:                             POWER CONVERTIBLES IRELAND LIMITED

/s/ Sean Young                      By:/s/ Edward G. Baker       (Seal)
Name: Sean Young                       Name: Edward G. Baker
Title: Mktg Director                   Title: Controller

ATTEST:                             LH RESEARCH, INCORPORATED

/s/ Robert Marley                   By:/s/ Stephen E. Markert, Jr.(Seal)
Name:                                  Name:
Title: Treasurer                       Title: V.P. Finance

WITNESS:                            NATIONSBANK, N.A.
                                    in its capacity as Agent

/s/ Lisa Kartman                    By:/s/ Patrick M. Moore      (Seal)
                                       Name:  Patrick M. Moore
                                       Title: Vice President

WITNESS:                            NATIONSBANK, N.A.
                                    in its capacity as a Lender

/s/ Lisa Kartman                    By:/s/ Patrick M. Moore      (Seal)
                                       Name:  Patrick M. Moore
                                       Title: Vice President

WITNESS:                            CORESTATES BANK, N.A.
                                    in its capacity as a Lender

/s/ John Gerhardt                   By:/s/ Karl Schultz          (Seal)
                                       Name: Karl Schultz
                                       Title: Vice President

WITNESS:                            NATWEST BANK N.A.
                                    in its capacity as a Lender

/s/ Theresa A. Mazzilli             By:/s/ Thomas L. Savage      (Seal)
                                       Name:Thomas L. Savage
                                       Title: Vice President